EXHIBIT 5.1


                               BARATTA & GOLDSTEIN
                                ATTORNEYS AT LAW
                                597 FIFTH AVENUE
                              NEW YORK, N.Y. 10017
                                      ----
JOSEPH P. BARATTA                 (212) 750-9700       FACSIMILE: (212) 750-8297
HOWARD J. GOLDSTEIN                                            INFO@BARAGOLD.COM
                                    --------
LOUIS R. AIDALA                                                       OF COUNSEL
JOAN PALERMO                                                 MARGARET M. STANTON
JOSEPH A. BARATTA*                                                LINDA MARYANOV

SAMUEL M. GREENFIELD
* ADMITTED IN NY AND NJ

                                 August 15, 2005

Environmental Solutions Worldwide, Inc.
335 Connie Crescent
Concord, Ontario
Canada L4K 5R2

                     Re: Opinion of Counsel - Registration Statement on Form S-8

Gentleman:

We have acted as counsel for Environmental Solutions Worldwide, Inc. (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 5,000,000 shares of the Company's common stock, $.001 par value, (the "Common Stock"), issuable pursuant to the Company's 2002 Stock Option Plan, (the "Plan").

We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

Based on the foregoing examination, we are of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

Further, we consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,
                                                     Baratta & Goldstein

                                                     /s/ Baratta & Goldstein
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